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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                FORM 8-A/A No. 1



                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                            Oak Hill Financial, Inc.
             (Exact name of registrant as specified in its charter)


                   Ohio                                 31-1010517
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (614) 286-3283



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class                        Name of each Exchange on
to be so registered                        which each class is to be registered
-------------------                        ------------------------------------

Preferred Stock Purchase Rights            NASDAQ National Market

Securities to be registered pursuant to Section 12(g) of the Act:      None





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Item 1.  Description of Registrant's Securities to be Registered.


         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Oak Hill Financial, Inc. (the "Company") on January 23, 1998 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company in connection with the Rights Agreement dated January 23, 1998 (the "Rights Agreement") between the Company and The Fifth Third Bank. The Original Form 8-A is hereby incorporated by reference herein.

         Effective as of December 26, 2000, the Rights Agreement was amended to appoint Registrar and Transfer Company ("RTC") as successor Rights Agent under the Rights Agreement due to the resignation of The Fifth Third Bank as Rights Agent. The Board of Directors approved the appointment of RTC pursuant to a resolution dated November 14, 2000.

         A copy of the Rights Agreement is attached hereto as Exhibit 1. The Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement is attached hereto as Exhibit 2. All Exhibits are incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.





























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Item 2.   Exhibits


1. Rights Agreement dated as of January 23, 1998, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the Third Amended and Restated Articles of Incorporation of the Company, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights. (Reference is hereby made to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998, and incorporated herein by reference).

2. Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, between the Company and Registrar and Transfer Company, as Rights Agent.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                          OAK HILL FINANCIAL, INC.



                                          By:  /s/ John D. Kidd
                                             ------------------------------
                                                 John D. Kidd
                                                 Chairman of the Board and
                                                 Chief Executive Officer



Dated:  February 13, 2001






















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                                  EXHIBIT INDEX

Exhibit No.


1 Rights Agreement dated as of January 23, 1998, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the Third Amended and Restated Articles of Incorporation of the Company, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on January 23, 1998, is incorporated herein by reference.

2 Substitution of Successor Rights Agent and Amendment No. 1 to Rights Agreement, dated as of December 26, 2000, between the Company and Registrar and Transfer Company, as Rights Agent.







































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